Exhibit 99.1
From:	Hifn, Inc.
	750 University Avenue	(HIFN LOGO)
Los Gatos, CA 95032

Contact:	William R. Walker, Vice President and Chief Financial Officer
408-399-3537
wwalker@hifn.com

Hifn Reports Revenues and Earnings for Second Quarter Fiscal 2006

        LOS GATOS, Calif., April 26, 2006 – Hifn™ (NASDAQ: HIFN) today reported financial results for the second quarter and six months ended March 31, 2006.

        Revenues for the second quarter of fiscal 2006 were $11.7 million, an increase of 10 percent from the $10.7 million in revenues reported in the previous quarter and a decrease of 10 percent from the $13.1 million in revenues reported in the second quarter of fiscal 2005. Revenues for the six months ended March 31, 2006 were $22.4 million, a decrease of 13 percent from the $25.6 million reported for the six months ended March 31, 2005.

        Net loss for the second quarter ended March 31, 2006, on a generally-accepted accounting principles basis (GAAP), was $2.5 million, or a loss of $0.18 per share, which includes stock-based compensation expense of $267,000, or $0.02 per share, as a result of the implementation of SFAS 123(R). Non-GAAP net loss, excluding stock-based compensation expense, for the second quarter of fiscal 2006 was $2.2 million, or $0.16 per share. Net loss for the second quarter ended March 31, 2005 was $854,000, on a GAAP basis, or a loss of $0.06 per share, which did not include stock-based compensation expense as SFAS 123(R) had not yet been implemented. Including the pro forma stock-based compensation expense previously disclosed in Hifn’s financial statement footnotes, net loss for the second quarter ended March 31, 2005 would have been $1.9 million, or a loss of $0.13 per share.

        Net loss for the six months ended March 31, 2006, on a GAAP basis, was $4.2 million, or a loss of $0.31 per share, which includes stock-based compensation expense of $474,000, or $0.04 per share. Non-GAAP net loss, excluding stock-based compensation expense, for the six months ended March 31, 2006 was $3.7 million, or $0.27 per share. Net loss for the six months ended March 31, 2005 was $1.4 million, on a GAAP basis, or a loss of $0.10 per share, which did not include stock-based compensation expense that would have otherwise resulted from the implementation of SFAS 123(R). Including the pro forma stock-based compensation expense previously disclosed in Hifn’s financial statement footnotes, net loss for the six months ended March 31, 2005 would have been $3.8 million, or a loss of $0.27 per share. A reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in the accompanying financial statements.

        “We are pleased to see continued, if modest growth in our business, consistent with our expectations,” said Chris Kenber, Hifn’s Chairman and CEO. “During the next two quarters, which

Hifn Second Quarter Fiscal Year 2006
Earnings Release	Page 2

represent the second half of Hifn’s fiscal year, we will be shipping both Hifn’s new VTL (Virtual Tape Library) Express board solution and our new high performance software search product (Hifn Pattern Matching or HPM). While these products will affect Q3 revenues only slightly, they will have more of an impact on our fourth fiscal quarter, and will make a significant contribution to FY2007 revenues. Our outlook for the balance of FY2006 is for continued modest growth, with the expectation that our growth should accelerate somewhat in FY2007,” Kenber continued.

        Hifn management will hold a conference call to discuss these results today, April 26, 2006 at 1:30 p.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 (domestic U.S.) or 706-679-4544 (international) at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PDT) on Wednesday, April 26, 2006 through 5 p.m. (PDT) on Saturday, April 29, 2006 and may be accessed by calling 800-642-1687, pass code 7604954. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn’s corporate website at http://www.hifn.com.

About Hifn

        Hifn combines network processing, security, compression, content search, and flow classification technology into solutions for networking, security and storage suppliers. Hifn's solutions are deployed in virtually all market-leading networking and security products. Founded in 1996, Hifn is headquartered in Los Gatos, California. For more information on Hifn solutions, please visit: http://www.hifn.com. More information on the company is available from the company’s SEC filings. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company’s future financial performance including statements related to our expectation for modest growth in revenue for FY2006, an acceleration in revenue for FY2007 and the impact of the success of our new product initiatives including the Virtual Tape Library board and the new Hifn Pattern Matching software are all forward-looking statements within the meaning of the Safe Harbor. There are several factors that may cause actual results to differ materially from those contemplated by the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers; customer demand and customer ordering patterns; orders from Hifn’s customers may be below the company’s current expectations; and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn’s ongoing technology development efforts; Hifn’s ability to successfully integrate new technology into products in a cost-effective manner; Hifn’s ability to effect its current strategy and to effectively control expenses; the timing of Hifn’s new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not be achieved due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn’s new products. These and other risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Hifn Second Quarter Fiscal Year 2006
Earnings Release	Page 3

Hifn is providing pro forma net loss and pro forma net loss per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally-accepted accounting principles and may be different from pro forma measures used by other companies. We believe that presenting net loss and net loss per share excluding stock-based compensation expense is useful to management and investors as it provides a more meaningful understanding of our ongoing operating performance and also facilitates comparison of operating trends across reporting periods. Hifn management uses these measures for viewing the financial results of Hifn. These non-GAAP measures should not be viewed as a substitute for Hifn’s GAAP results.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn Second Quarter Fiscal Year 2006
Earnings Release	Page 4

HIFN, INC.CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Net revenues	$11,719	$13,065	$22,391	$25,595

Costs and operating expenses:
Cost of revenues	4,114	4,297	7,811	8,252
Research and development	6,108	5,294	11,184	10,708
Sales and marketing	1,993	2,184	3,794	4,103
General and administrative	1,664	1,579	3,119	2,756
Amortization of intangibles	797	828	1,594	1,656

Total costs and operating expenses	14,676	14,182	27,502	27,475

Loss from operations	(2,957)	(1,117)	(5,111)	(1,880)
Interest and other income, net	454	267	869	456

Loss before income taxes	(2,503)	(850)	(4,242)	(1,424)
Provision for income taxes	7	4	(70)	6

Net loss	$(2,510)	$(854)	$(4,172)	$(1,430)

Net loss per share, basic and diluted	$(0.18)	$(0.06)	$(0.31)	$(0.10)

Weighted average shares outstanding,
basic and diluted	13,720	14,052	13,667	14,010

Note: Net loss for the three and six months ended March 31, 2006 includes stock-based compensation expense of $267,000 and $474,000, respectively, resulting from the implementation of SFAS 123(R). Net loss for the three and six months ended March 31, 2005 did not include stock-based compensation expense under SFAS 123. The following table reflects net loss per share for the three and six months ended March 31, 2006 compared with three and six months ended March 31, 2005 including the pro forma stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Net loss excluding stock-based compensation expense (amounts
for fiscal 2006 are as reported)	$(2,243)	$(854)	$(3,698)	$(1,430)
Stock-based compensation expense
(amounts for fiscal 2006 are as reported)	(267)	(1,010)	(474)	(2,396)

Net loss including the effect of
stock-based compensation expense	$(2,510)	$(1,864)	$(4,172)	$(3,826)

Basic and diluted net loss per share
(amounts for fiscal 2006 are as reported)	$(0.16)	$(0.06)	$(0.27)	$(0.10)
Stock-based compensation expense per share
(amounts for fiscal 2006 are as reported)	(0.02)	(0.07)	(0.04)	(0.17)

Basic and diluted net loss per share including
the effect of stock-based compensation expense	$(0.18)	$(0.13)	$(0.31)	$(0.27)

Hifn Second Quarter Fiscal Year 2006
Earnings Release	Page 5

HIFN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2006	September 30, 2005
ASSETS
Current assets:
Cash & short-term investments	$41,913	$44,440
Accounts receivable, net	5,097	5,071
Inventories	1,994	2,136
Prepaid expenses and other current assets	1,056	803

Total current assets	50,060	52,450
Property and equipment, net	2,275	1,846
Intangibles and other assets, net	10,281	12,155

	$62,616	$66,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,550	$1,743
Accrued expenses and other current liabilities	6,005	7,952

	8,555	9,695

Stockholders’ equity:
Common stock	14	14
Paid-in capital	164,936	163,484
Accumulated other comprehensive loss	(12)	(38)
Accumulated deficit	(106,624)	(102,451)
Treasury stock, at cost	(4,253)	(4,253)

	54,061	56,756

	$62,616	$66,451